
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements of the Company for the six month period ended June 30, 1998 and should be read in conjunction with, and is qualified in its entirety by, such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                       2,425,427
<SECURITIES>                                         0
<RECEIVABLES>                                   15,806
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,496,308<F1>
<PP&E>                                      24,419,219<F2>
<DEPRECIATION>                                 179,656
<TOTAL-ASSETS>                              27,813,889
<CURRENT-LIABILITIES>                          132,156
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    30,725,064
<OTHER-SE>                                 (3,871,682)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                27,813,889
<SALES>                                              0
<TOTAL-REVENUES>                                24,447<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               497,114<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              20,583
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (493,250)
<EPS-PRIMARY>                                   (0.02)
<EPS-DILUTED>                                   (0.02)

<F1>Includes prepaid expenses and other current assets of $55,075.
<F2>Consists of properties and equipment, net of depreciation of $1,128,114;
mineral properties of $23,291,105; and other long-term assets of $898,362.
<F3>Consists of $3,871,682 of deficit accumulated during the development stage.
<F4>Consists of interest income of $24,447.
<F5>Consists of general and administrative expenses of $488,707 and other expenses of $8,407.

